EXHIBIT 99.1


                                                 Investor Contact: Lauren Felice
                                                               RFBinder Partners
[SMITH & WOLLENSKY LOGO]                                     Phone: 212-994-7541
                                               Email: lauren.felice@rfbinder.com

                                                                    Allison Good
                                          The Smith & Wollensky Restaurant Group
                                                             Phone: 212-838-2061
                                                           Email: agood@swrg.com

           Smith & Wollensky Reports Second Quarter Financial Results


New York, August 5, 2004 - The Smith & Wollensky Restaurant Group, Inc. (Nasdaq: SWRG) today announced financial results for the second quarter and six months ended June 28, 2004.

Total consolidated restaurant sales for the second quarter were $30.0 million, a 15.1% increase from the corresponding period a year ago. Comparable consolidated restaurant sales for the quarter were up 9.3%. This represents the ninth consecutive quarter of comparable consolidated restaurant sales increases. Net income for the second quarter of 2004 was $263,000, or $0.03 per share, compared with net income of $240,000, or $0.02 per share, in the comparable quarter last year. Although the Company has taken pricing action to offset the continued high cost of beef, food cost, as a percentage of sales, was higher than in the second quarter of 2003. The Company estimates that increases in the average cost of prime cuts added approximately $370,000 and $900,000, respectively, to the second quarter and six months ended June 28, 2004 food cost for comparable consolidated restaurants when compared to the second quarter and six months ended June 30, 2003.

For the first six months of 2004, total consolidated restaurant sales were $60.7 million, a 17.9% increase from the first six months of 2003. Comparable consolidated restaurant sales for the first half rose 9.4%. Net income for the six-month period was $193,000, or $0.02 per share, compared with $323,000, or $0.03 per share, for the first half of 2003. Results for both the six-month periods of 2004 and 2003 included opening costs and initial operating losses related to a new restaurant - Houston in the first quarter of 2004 and Dallas in the first quarter of 2003.

As a result of the Company's adoption of FIN 46, the results and accounts for Maloney & Porcelli, a restaurant managed by the Company, have been consolidated by the Company for 2004 and 2003. Prior to the adoption of FIN 46, the Company had been including in its consolidated results only the fee received for managing the operations of Maloney & Porcelli.

The Company also announced today that total consolidated restaurant sales for its July fiscal month - the four weeks ended July 26, 2004 - increased 12.7% from July 2003. Comparable consolidated restaurant sales for the month rose 4.1%.

Chairman and CEO Alan Stillman commented, "We continue to be pleased with the Company's sales performance with particular note to the strong public response to our Houston unit. We are also looking forward to a successful opening of our Boston location early this fall."

Mr. Stillman continued, "Other notable events during the second quarter of 2004 include the completion of $ 4.0 million of additional financing, which will be used for the construction of our Boston location."

Conference Call

Alan Stillman, Chairman & CEO, and Alan Mandel, CFO, will conduct a conference call to review the Company's financial results for the second quarter of 2004 and six months ended June 28, 2004 at 5:00 p.m. ET on August 5, 2004. Interested parties may listen to the live call over the Internet via http://www.smithandwollensky.com. To listen to the live call, please go to the website at least 15 minutes early to register and to download and install any necessary audio software. If you are unable to listen live, the conference call will also be archived on the website listed above. An audio recording of the conference call, which may contain material non-public information regarding the Company's results of operations or financial condition for the second quarter of 2004, is expected to be posted on the Company's website under the heading Investor Relations following the conference call.


About Smith & Wollensky Restaurant Group
The Smith & Wollensky Restaurant Group develops, owns and operates high-end, high-volume restaurants in major cities across the United States. The original Smith & Wollensky, a traditional New York steakhouse, opened in 1977 and is currently believed to be the largest-grossing a la carte restaurant in the country. The company operates ten Smith & Wollensky restaurants located in New York, Miami Beach, Chicago, New Orleans, Las Vegas, Washington, D.C., Philadelphia, Columbus, Dallas and Houston. SWRG also operates seven other restaurants in New York and Chicago: Cite, Maloney & Porcelli, Manhattan Ocean Club, Mrs. Park's Tavern, ONEc.p.s., Park Avenue Cafe and The Post House.


Except for historical information contained herein, the statements made in this press release regarding the Company's business, strategy and results of operations are forward-looking statements which are based on management's beliefs and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from such statements. Factors that may cause such differences include changes in economic conditions generally or in each of the markets in which the Company is located, unanticipated changes in labor or food costs, changes in consumer preferences, the level of competition in the high-end segment of the restaurant industry and the success of the Company's growth strategy. For a more detailed description of such factors, please see the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      # # #


                            (Financial Tables Follow)

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                 Unaudited Consolidated Statements of Operations
             (dollar amounts in thousands, except per share amounts)




                                                                         Three Months Ended                 Six Months Ended
                                                                      June 28,        June 30,          June 28,        June 30,
                                                                        2004            2003              2004            2003

Restaurant sales                                                     $    30,010     $    26,081       $     60,662     $    51,440
                                                                    -------------  --------------    ---------------  --------------

             Total cost of restaurant sales                               26,593          22,910             54,090          45,284
                                                                    -------------  --------------    ---------------  --------------

Income from restaurant operations                                          3,417           3,171              6,572           6,156

Management fee income                                                        316             232                632             444

                                                                    -------------  --------------    ---------------  --------------
Income from owned and managed restaurants                                  3,733           3,403              7,204           6,600

General and administrative expenses                                        2,367           2,389              4,908           5,086

Royalty expense                                                              432             369                871             717

                                                                    -------------  --------------    ---------------  --------------
Operating income                                                             934             645              1,425             797

Interest expense                                                            (333)           (277)              (656)           (403)
Amortization of deferred debt financing costs                                (26)            (13)               (44)            (26)
Interest income                                                                -              31                  -              74
                                                                    -------------  --------------    ---------------  --------------
Interest expense, net                                                       (359)           (259)              (700)           (355)

Income before provision for income taxes                                     575             386                725             442

Provision for income taxes                                                    51              75                103             125
                                                                    -------------  --------------    ---------------  --------------

Income before interest in (income) loss of consolidated variable
    interest entity                                                          524             311                622             317

Interest in (income) loss of consolidated variable interest entity         (261)             (71)              (429)              6
                                                                    -------------  --------------    ---------------  --------------

Net income                                                            $      263     $       240       $        193     $       323
                                                                    =============  ==============    ===============  ==============

Net income per common share:
    Basic                                                             $     0.03     $      0.03       $       0.02     $      0.03
                                                                    =============  ==============    ===============  ==============
    Diluted                                                           $     0.03     $      0.02       $       0.02     $      0.03
                                                                    =============  ==============    ===============  ==============
Weighted average common shares outstanding:
    Basic                                                              9,376,249       9,354,481          9,376,249       9,354,374
                                                                    =============  ==============    ===============  ==============
    Diluted                                                           10,131,915       9,806,731         10,131,915       9,667,470
                                                                    -------------  --------------    ---------------  --------------

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheets
              (dollar amounts in thousands, except per share data)




                                                                                 June 28,               December 29,
                                      Assets                                       2004                     2003
                                                                              --------------           --------------


Current assets:
    Cash and cash equivalents                                                  $      1,033             $      2,181
    Short-term investments                                                              168                    1,055
    Accounts receivable, net                                                          2,818                    2,680
    Merchandise inventory                                                             4,867                    4,749
    Prepaid expenses and other current assets                                         1,376                      845
                                                                              --------------           --------------
                    Total current assets                                             10,262                   11,510

Property and equipment, net                                                          68,527                   63,386
Goodwill, net                                                                         6,886                    6,886
Licensing agreement, net                                                              3,489                    3,338
Other assets                                                                          4,241                    3,941
                                                                              --------------           --------------

                    Total assets                                               $     93,405             $     89,061
                                                                              ==============           ==============

                        Liabilities and Stockholders' Equity

Current liabilities:
    Current portion of long-term debt                                          $      1,323             $      2,121
    Accounts payable and accrued expenses                                            12,206                   11,922
                    Total current liabilities                                        13,529                   14,043

Obligations under capital lease                                                      10,062                    9,991
Long-term debt, net of current portion                                               10,497                    6,099
Deferred rent                                                                         6,481                    6,400
                                                                              --------------           --------------
                    Total liabilities                                                40,569                   36,533

Interest in consolidated variable interest entity                                    (1,601)                  (1,680)

Stockholders' equity:
    Common stock (par value $.01; authorized 40,000,000 shares;
       9,376,249 shares issued and outstanding at June 28, 2004 and
       December 29, 2003, respectively)                                                  94                       94
    Additional paid-in capital                                                       69,940                   69,940
    Accumulated deficit                                                             (15,649)                 (15,842)
    Accumulated other comprehensive income                                               52                       16
                                                                              --------------           --------------

                                                                                     54,437                   54,208
                                                                              --------------           --------------


                    Total liabilities and stockholders' equity                 $     93,405             $     89,061
                                                                              ==============           ==============